Exhibit 5.1

                                                                              September 18, 2018

Assurant, Inc.

28 Liberty Street

41st Floor

New York, New York 10005

Ladies and Gentlemen:

I am Executive Vice President, Chief Legal Officer and Secretary of Assurant, Inc., a Delaware corporation (the “Company”), and as such, have served as counsel for the Company in connection with the sale in a brokered transaction by the Selling Stockholders (as defined below) of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Securities”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-222648) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on January 22, 2018.

I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination and subject to the additional assumptions and qualifications set forth below, I advise you that, in my opinion, the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the States of Delaware and New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed, without independent verification, that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Legal Matters” in the Prospectus Supplement dated September 12, 2018. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

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Very truly yours,

/s/ Carey S. Roberts

[Signature Page to Exhibit 5 Opinion]